04-84146.01                                    2
As filed with the  Securities  and Exchange  Commission  on April 2, 2001.

                REGISTRATION STATEMENT NO. 333-_______________


                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form S-8

                            REGISTRATION STATEMENT

                                    UNDER

                           THE SECURITIES ACT OF 1933

                           LAHAINA ACQUISITIONS, INC.

            (Exact name of Registrant as specified in its Charter)

                COLORADO                                    84-1325695
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                        5895 Windward Parkway, Suite 220

                            Alpharetta, Georgia 30005

                                 (770) 754-6140

            (Address of Principal Executive Office, including Zip Code)

               Lahaina Acquisitions, Inc. 2001 Stock Purchase Plan

                                       and

                         Individual Compensation Plans
                            (Full Title of the Plans)

             L. Scott Demerau, President and Chief Executive Officer

                           Lahaina Acquisitions, Inc.

                        5895 Windward Parkway, Suite 220

                            Alpharetta, Georgia 30005

                                 (770) 754-6140

  (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:

                           Robert E. Altenbach, Esq.
                                   Kutak Rock

                                   Suite 2100

                             225 Peachtree St., N.E.

                             Atlanta, Georgia 30303

                                 (404) 222-4600


                         CALCULATION OF REGISTRATION FEE

========================= ====================== ======================= ====================== ======================
                                                    Proposed maximum       Proposed maximum
                                                     offering price       aggregate offering
 Title of securities to       Amount to be            per unit (2)             price (2)              Amount of
     be registered           registered (1)                                                       registration fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

  Common Stock, no par

         value                  2,124,120                $1.03                $2,187,844               $546.96
========================= ====================== ======================= ====================== ======================

(1) This Registration Statement will also cover any additional shares of Common Stock which become issuable under the Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1933, based upon the 5 day average of the high and low prices ending March 29, 2001.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.       Plan Information.*

Item 2        Registrant Information and Employee Plan Annual Information.*

* Information required by Part 1 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

         The following documents filed by Lahaina Acquisitions, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed with the Commission on February 15, 2001;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, filed with the Commission on February 20, 2001;

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference.

Item 4.       Description of Securities.

         Not applicable.

Item 5.       Interests of Named Experts or Counsel.

         Not applicable.

Item 6.       Indemnification of Directors and Officers.

         The Company's Amended and Restated Articles of Incorporation limit the liability of Directors to the maximum extent permitted by Colorado law. Colorado law provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of directors for monetary damages for breach of their fiduciary duties as Directors, except for liability: (i) for any breach of their duty of loyalty to the company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Amended and Restated Articles of Incorporation provide that the Company shall pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding in advance of final disposition of the proceeding, including reasonable expenses incurred by a Director in connection with the enforcement of this indemnification provision if: (i) the Director furnishes to the Company written affirmation of the Director's good faith belief that he or she has met the standard of conduct described in Section 7-109-102 of the Colorado Business Corporation Act; (ii) the Director furnishes to the Company a written undertaking, executed personally or on the Director's behalf to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under
Article 109 of the Colorado Business Corporation Act.

         The Company's Restated Bylaws provide that the Company shall indemnify its Directors and Officers and may indemnify its employees and agents to the fullest extent permitted by law. The Company believes that indemnification under its Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.       Exemption from Registration Claimed.

         Not applicable.

Item 8.       Exhibits.

4.1      Stock for Services List

4.2      Lahaina Acquisitions, Inc. 2001 Stock Purchase Plan

5.1      Opinion of Kutak Rock LLP

23.1     Consent of Tauber & Balser, P.C.

23.2     Consent of Kutak Rock LLP (contained in Exhibit 5.1)

Item 9.       Undertakings.

         The Company hereby undertakes that it will:

         (a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) Include any additional or changed material information on the plan of distribution; provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13(a) or 15(b) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (b) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   [Remainder of page intentionally left blank]

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on March 29, 2001.

                                      LAHAINA ACQUISITIONS, INC.

                                      ___________________________________
                                      L. Scott Demerau, President and
                                      Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

NAME                           TITLE                             DATE


________________________  President, Chief Executive   ___________________, 2001
L. Scott Demerau            Officer and Director


________________________  Executive VP, Chief          ___________________, 2001
Betty M. Sullivan         Operating Officer & Director


________________________  Chief Financial Officer      ___________________, 2001
Jacqueline L. Flynn

________________________  Director                     ___________________, 2001
Bart Siegel


________________________  Director                     ___________________, 2001
Anthony Mesiti


________________________  Director                     ___________________, 2001
Robert E. Altenbach


                                   EXHIBIT 4.1

                        STOCK COMPENSATION AGREEMENTS*



                                         Amount of                    Number of                 Description of
                                       Compensation                    Shares                      Services

Judy Demerau                              $30,625.00                   36,898                      Employee

Scott Demerau                             $56,683.73                   68,293                      Employee

Gene Eisenberg                            $30,441.65                   36,677                      Employee

Betty Sullivan                            $41,666.66                   50,201                      Employee

Chic Demerau                              $26,602.62                   32,051                      Employee


Total                                    $186,019.66                   224,120                     ---------




* The employees listed herein have elected to receive stock for services rendered in the total amount of $186,019.66 in the form of 224,120 shares of the Company's common stock rather than cash compensation.



                                   EXHIBIT 4.2

               LAHAINA ACQUISITIONS, INC. 2001 STOCK PURCHASE PLAN

ARTICLE I

                                NAME AND PURPOSE

Section 1.01. Name. The name of the plan shall be the Lahaina Acquisitions, Inc. 2001 Stock Purchase Plan (the "Plan").

Section 1.02. Purpose of the Plan. The purpose of the Plan is to enable the Employees, Consultants and Directors of Lahaina Acquisitions, Inc. (the "Company") to share in the growth and prosperity of the Company by encouraging stock ownership by Employees, Consultants and Directors and to assist the Company to obtain and retain key management personnel.

Section 1.03. Stock Issuance Terms. Shares of common stock may be issued under the Plan through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Purchase Agreement which complies with the terms specified below (the "Stock Purchase Agreement").

ARTICLE II

                                   DEFINITIONS

         As used herein, the following definitions shall apply.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended.

         "Agreement" shall mean a written agreement entered into in accordance with Section 1.03.

         "Board" shall mean the Board of Directors of the Company.

         "Change of Control" means the approval by the Company's shareholders of
(a) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then outstanding shares of common stock), (b) a sale or disposition of all or substantially all of the Company's assets, or (c) a plan of liquidation or dissolution of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean the Compensation Committee of the Board. If the Board does not have a Compensation Committee, the Board shall constitute the Compensation Committee.

         "Common Stock" shall mean the common stock of the Company.

         "Company" shall mean Lahaina Acquisitions, Inc., a Colorado corporation.

         "Consultant" shall mean any person, including an advisor, who is not an employee of the Company but who renders services to the Company or any Subsidiary or Affiliate and is compensated for such services.

         "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Consultant of the Company or a Subsidiary or Affiliate. Continuous Service shall not be considered interrupted in the case of (a) sick leave, military leave or any other leave of absence approved by the Company, (b) transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, (c) a Director's performance of services in an emeritus or advisory capacity, or (d) changes between a Participant's status as an Employee or Director provided the Participant is continuously performing services for the Company or an Affiliate.

         "Director" shall mean any member of the Board and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

         "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

         "Effective Date" shall mean the date specified in Article X hereof.

         "Employee" shall mean any person (including, if appropriate, any Officer or Director) employed by the Company or by any Subsidiary or Affiliate of the Company. The Payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean the fair market value of the Common Stock, as determined under Section 6.02 hereof.

         "Named Executive" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

         "Participant" shall mean any person who receives an Agreement pursuant to the Plan.

         "Permanent and Total Disability" shall mean, as determined by the Committee, an illness or injury of a potentially permanent nature, expected to last for a continuous period of at least twelve (12) months, certified by a physician selected by or satisfactory to the Committee, which prevents the Participant from engaging in any occupation for wage or profit for which the Participant is reasonably fitted by training, education or experience.

         "Plan" shall mean this Lahaina Acquisitions, Inc. 2001 Stock Purchase Plan.

         "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, as amended, or any successor provision.

         "Share" shall mean one share of Common Stock.


ARTICLE III

                          TERM OF THE PLAN AND OPTIONS

         This Plan shall remain in effect until terminated by the Board, or until the date on which all shares available for issuance under the Plan shall have been issued.

ARTICLE IV

                           SHARES SUBJECT TO THE PLAN

         Except as otherwise required under Article 7, the aggregate number of Shares deliverable under the Plan shall be in such amounts as the Board of Directors or the Compensation Committee shall determine from time to time. Such Shares may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Company. The number of shares of common stock initially reserved for issuance over the term of the Plan shall not exceed 1,900,000 shares.

ARTICLE V

                           ADMINISTRATION OF THE PLAN

Section 5.01. Composition of the Committee. The Committee shall administer the Plan. In the absence at any time of a duly appointed Committee, the Board shall administer the Plan.

Section 5.02. Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (a) to select Participants, (b) to interpret the Plan, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, and (d) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and the Board may delegate authority as to it from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

Section 5.03. Agreement. Each Stock Purchase Agreement granted by the Committee shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant and every Participant who enters into an Agreement shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions as the Committee, in its discretion may determine, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (a) the Price of the Shares, (b) the number of Shares and (c) the restrictions, if any, placed upon such Agreement or upon Shares which may be issued pursuant to such Agreement.

         The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients.

Section 5.04. Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

Section   5.05.   Indemnification.   In  addition   to  such  other   rights  of
indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

ARTICLE VI

                                 PURCHASE PRICE

Section 6.01.     Purchase Price.

         The per share purchase price for the Shares to be issued pursuant to an Agreement shall be such price as is determined by the Committee, but shall be the lesser of $1.05 per share or the Fair Market Value of such shares issued.

Section 6.02. Standards for Determining Fair Market Value. The Fair Market Value of the Shares shall be determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the average of the closing bid price for such stock for the five (5) days prior to an Agreement as quoted on such system or exchange, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the average of the closing bid price for the Common Stock for the five (5) days prior to an Agreement; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

Section 6.03. Procedure for Purchase. A Participant may purchase the Shares, only by (a) written notice of intent to purchase such Shares with respect to a specified number of Shares, and (b) payment to the Company (contemporaneously with delivery of such notice) (i) in cash, (ii) by check, (iii) by delivery of a promissory note with such recourse, interest, security and redemption provisions as the Committee determines to be appropriate (subject to the provisions of
Section 153 of the Delaware General Corporation Law); provided that the term of such promissory note shall not exceed twelve (12) months, (iv) by assuming debt of the Company under such terms and conditions as the Committee deems appropriate, provided that, the Company is relieved of the debt obligation to the creditor whose debt is assumed; or (v) any combination of (i) through (iv). Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the President or Chief Executive Officer of the Company at its executive offices. Section 6.04. Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

ARTICLE VII

                      CHANGE IN CONTROL; EFFECT OF CHANGES

                       IN COMMON STOCK SUBJECT TO THE PLAN

Section 7.01. Recapitalizations; Stock Splits, Etc. The number and kind of Shares reserved for issuance under the Plan, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

Section 7.02. Transactions in which the Company is Not the Surviving Entity. In the event of (a) the liquidation or dissolution of the Company, (b) a merger or consolidation in which the Company is not the surviving entity, or (c) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all Shares under the Plan shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

Section 7.03. Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this
Article VII, a Participant becomes entitled to new, additional, or different shares of stock or securities, then, except as expressly provided in this
Article VII, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to this Plan and any applicable Agreement before the adjustment was made. No fractional shares of Company Stock resulting from any adjustments made pursuant to this Article VII shall be issued, but the Fair Market Value of any such fractional share shall be paid in cash upon such exercise.

Section 7.04. Other Issuances. Except as expressly provided in this Section, the issuance by the Company, a Subsidiary or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, or class of Shares or reserved for issuance under the Plan.

ARTICLE VIII

                NON-TRANSFERABILITY OF STOCK PURCHASE AGREEMENTS

         Stock  Purchase  Agreements  may  not  be  sold,   pledged,   assigned,
hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

ARTICLE IX

                   TIME OF GRANTING STOCK PURCHASE AGREEMENTS

         The date of a Stock Purchase Agreement shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Stock Purchase Agreement and the Effective Date. Notice of the determination shall be given to each Participant to whom a Stock Purchase Agreement is so granted within a reasonable time after the date of such grant.

ARTICLE X

                                 EFFECTIVE DATE

         The Plan shall become effective March 29, 2001, subject to its approval by a favorable vote of at least a majority of the total votes cast at a duly called meeting, or written consent in lieu thereof, of the Company's stockholders held in accordance with Applicable Laws.

ARTICLE XI

                      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Stock Purchase Agreements, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of a Stock Purchase Agreement, alter or impair any rights or obligations under any Stock Purchase Agreement theretofore granted.

ARTICLE XII

                       CONDITIONS UPON ISSUANCE OF SHARES

Section 12.01. Investment Assurances. The Company may require a Participant, as a condition of acquiring stock under any Stock Purchase Agreement, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of purchasing Shares; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Purchase Agreement for the Participant's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon acquisition of stock under the Stock Purchase Agreement has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

Section 12.02. Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the purchase of Shares, the Company may require the person purchasing the Shares to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

Section 12.03. Repurchase Right; Damages. The Company shall have the right to forfeit Shares in exchange for any Purchase Price paid by the Participant that a Participant receives pursuant to a Stock Purchase Agreement if the Participant breaches a noncompetition provision in any unexpired employment, consulting or other written agreement between the Participant and the Company or an Affiliate. If a Participant has disposed of such Shares, the Company may seek compensatory damages from the Participant, as well as seek specific performance for the sale to the Company of such other Shares that the Participant owns or controls (but only to the extent necessary to provide the Company with the recovery contemplated in the preceding sentence).

Section 12.04. Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable.

ARTICLE XIII

                              RESERVATION OF SHARES

         The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

ARTICLE XIV

                                 WITHHOLDING TAX

         As a condition of the purchase of Shares granted under the Plan, the Participant (or in the case of the Participant's death, the person purchasing the Shares) shall make such arrangements as the Committee may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Purchase and the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Fair Market Value of the Shares on the date the amount of tax to be withheld is determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

ARTICLE XV

                              NO SHAREHOLDER RIGHTS

         No Participant shall have any voting or dividend rights or other rights of a stockholder in respect of any Shares covered by a Stock Purchase Agreement prior to the time said Shares are actually purchased by him.


ARTICLE XVI

                          NO EMPLOYMENT OR OTHER RIGHTS

         In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue employment by or service with the Company or any Affiliate. No Employee or Director shall have a right to be granted a Stock Purchase Agreement or, having received a Stock Purchase Agreement, the right to again be granted a Stock Purchase Agreement. An Employee or Director who has been granted a Stock Purchase Agreement however, if otherwise eligible, may be granted an additional Stock Purchase Agreement.

ARTICLE XVII

                                  GOVERNING LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of Colorado, except to the extent that federal law shall be deemed to apply.

                                   [Remainder of page intentionally left blank]

            CONSENT OF TAUBER & BALSER, P.C., INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this registration statement of Lahaina Acquisitions, Inc. on Form S-8 of our report dated February 6, 2001 appearing in the Company's 10-K filed on February 15, 2001 (No. 0-27480) pursuant to Rule 424(b) under the Securities Act of 1933.

                                         /s/ TAUBER & BALSER, P.C.


Atlanta, Georgia

March 30, 2001

                                                         March 30, 2001

Lahaina Acquisitions, Inc.
Suite 220
5895 Windward Parkway
Alpharetta, GA  30005

Gentlemen:

         We have acted as counsel to Lahaina Acquisitions, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to compensate five employees electing to receive stock for services rendered in the total amount of $186,019.66 in the form of 224,120 shares of the Company's common stock, no par value (the "Employee Shares") and for the issuance of 1,900,000 shares of the Company's common stock, no par value authorized for issuance under the Company's 2001 Stock Purchase Plan (the "Plan Shares") (collectively, the "Shares"). In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to the legal considerations which we deem relevant, we are of the opinion that the Shares covered by the Registration Statement, which may be issued pursuant to the above-described Agreements, will, when issued, be legally issued, fully paid and nonassessable. If and when issued, the Employee Shares would be and must be treated as the equivalent of cash paid and received back as the purchase of securities. The Employee Shares would be issued in compensation for services a the rate of $
0.83 per share for $186,019.66 of services performed. None of the services performed and compensation issued therefore were direct or indirect commissions or compensation for raising funds for the Issuer.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                Very truly yours,

                               /s/ KUTAK ROCK LLP